UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pier 1 Place Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 252-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2018, William H. Savage (“Mr. Savage”), who currently serves as the Executive Vice President, Global Supply Chain of Pier 1 Imports, Inc. (the “Company”), was granted a performance-based restricted stock award (the “June 2018 Performance-Based Share Award”). The grant of the June 2018 Performance-Based Share Award was made under the Pier 1 Imports, Inc. 2015 Stock Incentive Plan (as amended, the “2015 Plan”) and is evidenced by the Restricted Stock Award Agreement – Performance-Based Award (the “June 2018 Performance-Based Share Award Agreement”) filed as Exhibit 10.25.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 2, 2019. Vesting of the June 2018 Performance-Based Share Award is based upon the level of performance with respect to a targeted percentage of “Sourcing Expense Savings” (as defined in the June 2018 Performance-Based Share Award Agreement) achieved during the Company’s fiscal year ending February 27, 2021 (“Fiscal 2021”) as compared to “Sourcing Expense” (as defined in the June 2018 Performance-Based Share Award Agreement) in the Company’s fiscal year ended March 3, 2018 (“Fiscal 2018”).

Recognizing that a significant reduction in Sourcing Expense has been achieved since the inception of the sourcing team and key performance indicators established by Mr. Savage in March 2018 but that the incentive provided by the June 2018 Performance-Based Share Award for the work being performed by Mr. Savage has lost significant value since the grant date of the June 2018 Performance-Based Share Award due to the reduction in the market price of the underlying shares of the Company’s Common Stock, by unanimous written consent effective July 15, 2019, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) granted a supplemental cash-based incentive award to Mr. Savage (the “Supplemental Cash Incentive Award”) with a $300,000 target payment and a $600,000 maximum payment, pursuant to the Long-Term Incentive Award Agreement – July 15, 2019 Performance-Based Cash Award (the “Supplemental Cash Incentive Award Agreement”), the form of which is included with this Current Report on Form 8-K as Exhibit 10.1. The performance metrics and payout curve mirror those of the June 2018 Performance-Based Share Award with the measurement date for each being February 27, 2021 (the “Measurement Date”). The Compensation Committee determined that $150,000 of the target payment was to be paid on or before August 15, 2019 (the “Immediate Payment”), subject to repayment of the Immediate Payment by Mr. Savage to the Company or one of its affiliates (where relevant, Pier 1 Imports, Inc. and its affiliates are referred to collectively as the “Company”) if his employment with the Company is terminated for “cause” or by Mr. Savage without “good reason” (as such terms are defined in the Supplemental Cash Incentive Award Agreement), within 12 months of the July 15, 2019 grant date of the Supplemental Cash Incentive Award. After the Measurement Date, the payout with respect to the Supplemental Cash Incentive Award will be calculated and paid based on the level of performance achieved relative to the performance metrics, minus the Immediate Payment.

The value of the Supplemental Cash Incentive Award plus the value of the June 2018 Performance-Based Share Award (which Award will remain outstanding in accordance with its terms) as of July 2, 2019, approximates the value of the June 2018 Performance-Based Share Award at the time of grant of the June 2018 Performance-Based Share Award.

By unanimous written consent effective July 15, 2019, the Compensation Committee also determined to increase Mr. Savage’s base salary, effective August 11, 2019, from $450,000 to $500,000.

The Company’s Board of Directors has changed Mr. Savage’s position/office with the Company from Executive Vice President, Global Supply Chain of the Company to Executive Vice President, Chief Supply Chain Officer of the Company, effective August 11, 2019, to more accurately reflect the scope of his responsibilities with respect to the enterprise sourcing and supply functions for the Company.

Item 9.01	Financial Statements and Exhibits.

(a) - (c)  Not applicable.

(d)          Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Long-Term Incentive Award Agreement – July 15, 2019 Performance-Based Cash Award

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: July 19, 2019	By:	/s/ Robert E. Bostrom
Robert E. Bostrom, Chief Legal and Compliance Officer and Corporate Secretary

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